UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 14, 2005

GRAMERCY CAPITAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-32248	06-1722127
(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On December 14, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Gramercy Capital Corp. (the “Company”) approved the form of award agreement to be used to grant awards under the Gramercy Capital Corp. 2005 Long-Term Outperformance Program, a long-term incentive compensation program that was approved by the Compensation Committee on June 15, 2005 (the “2005 Outperformance Plan” or the “Plan”).

Under the 2005 Outperformance Plan and the form of award agreement, award recipients will share in a “performance pool” if the Company’s total return to stockholders for the period from June 1, 2005 through May 31, 2008 exceeds a cumulative total return to stockholders of 30%.  The size of the pool will be 10% of the outperformance amount in excess of the 30% benchmark, subject to a maximum dilution cap equal to the lesser of 4% of our outstanding shares (assuming all outstanding limited partner interests in GKK Capital LP (the “Operating Partnership”) are exchanged for shares of common stock) or 1,200,000 shares.  If the Company’s total return to stockholders from June 1, 2005 to any subsequent date exceeds 80% and remains at that level or higher for 30 consecutive days, then a minimum performance pool will be established.  In the event the potential performance pool reaches the maximum dilution cap before May 31, 2008 and remains at that level or higher for 30 consecutive days, the performance period will end early and the pool will be formed at such earlier date.

Each officer’s award under the 2005 Outperformance Plan is designated as a specified percentage of the aggregate performance award pool.  Assuming that the 30% benchmark is achieved, the pool will be allocated among the Company’s senior officers in accordance with the percentage specified in each officer’s participation agreement.  Individual awards under the 2005 Outperformance Plan will be made in the form of partnership units, or LTIP Units, that, subject to certain conditions, are convertible into shares of our common stock or cash, at our election.  LTIP Units will be granted prior to the determination of the performance pool; however, they will only vest upon satisfaction of performance and other thresholds, and will not be entitled to distributions until after the performance pool, or minimum performance pool, is established.  Distributions on LTIP Units will equal the dividends paid on the Company’s common stock on a per unit basis.  The 2005 Outperformance Plan provides that if a pool is established, each officer will also be entitled to the distributions that would have been paid had the LTIP Units been issued at the beginning of the performance period.  Those distributions will be paid in the form of additional LTIP Units.  Once a performance pool has been established, distributions will commence with respect to any LTIP Units that are a part of the performance pool.

Although the amount of the awards will be determined on the measurement date, none of the awards vest at that time.  Instead, 50% of the awards vest in May 2009 and the balance vest one year later based on continued employment.

In the event of a change in control of the Company prior to June 1, 2006, the performance period will be shortened to end on a date immediately prior to such event and the cumulative stockholder return benchmark will be adjusted on a pro rata basis. In the event of a change in control of the Company on or after June 1, 2006 but before May 31, 2008, the performance pool will be calculated assuming the performance period ended on May 31, 2008 and the total return continued at the same annualized rate from the date of the change in control to May 31, 2008 as was achieved from June 1, 2005 to the date of the change in control; provided that the performance pool may not exceed 200% of what it would have been if it was calculated using the total return from June 1, 2005 to the date of the change in control and a pro rated benchmark.  In either case, the performance pool will be formed as described above if the adjusted benchmark target is achieved and fully vested awards will be issued.  If a change in control occurs after the performance period has ended, all unvested awards issued under the 2005 Outperformance Plan will fully vest upon the change in control.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Company’s Compensation Committee.

On December 14, 2005, the Company also amended and restated the Amended and Restated Agreement of Limited Partnership of the Operating Partnership in order to establish the terms of the LTIP Units and to amend certain provisions of the Class B limited partner interests in connection with the prior transfer of certain of these limited partner interests from SL Green Operating Partnership, L.P. to certain of its officers and employees.

The LTIP Units are a class of limited partner interests structured to qualify as “profits interests” for federal income tax purposes.  Accordingly, LTIP Units, initially, will not have full parity, on a per unit basis, with the Class A limited partner interests in the Operating Partnership with respect to liquidating distributions.  Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the Class A limited partner interests, at which time the LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions (time and/or performance based), on a one-for-one basis into Class A limited partner interests.  Beginning on the distribution participation date specified in the documentation pursuant to which the LTIP Units are issued, LTIP Units, whether or not then vested, are entitled to receive non-liquidating distributions on a per unit basis equal to the dividends per share paid on the Company’s common stock.

The foregoing summary is qualified in its entirety by reference to the copy of the form of award agreement under the 2005 Outperformance Plan and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, which are attached hereto as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Form of Gramercy Capital Corp. 2005 Long-Term Outperformance Program Award Agreement

99.2	Second Amended and Restated Agreement of Limited Partnership of GKK Capital LP, dated December 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAMERCY CAPITAL CORP.

Date: December 20, 2005	By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer